Exhibit 10.6

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is made and entered into as of 3rd January 2014 (the “Effective Date”) between Epirus Switzerland GmbH, a Swiss corporation having its principal place of business at Alpenstrasse 15, 6304 Zug, Switzerland (“Epirus”), and RANBAXY LABORATORIES LIMITED, an Indian company having its registered office at A41, Industrial Area Phase VIII-A, Sahibzada Ajit Singh Nagar, Mohali, 160071, Punjab, India and its Corporate office at plot no 90 Sector 32, Gurgaon, Haryana, India (“Ranbaxy”). Ranbaxy and Epirus are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Epirus owns or controls certain intellectual property rights related to infliximab biosimilar molecules, including certain proprietary technology for the manufacture of such infliximab biosimilar molecules, as further described below;

WHEREAS, Ranbaxy is a company that has existing development, marketing and commercialization capabilities for pharmaceutical and biologic products in the Territory (as defined below);

WHEREAS, Epirus is willing to grant to Ranbaxy, and Ranbaxy desires to obtain, an exclusive license under all rights and technology owned or controlled by Epirus and relating to infliximab biosimilar molecules to commercialize infliximab biosimilar products in the Field (as defined below) and in the Territory (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement and intending to be legally bound, the Parties agree as follows:

1. DEFINITIONS. Capitalized terms in this Agreement shall have the respective meanings set forth in this Article 1 and elsewhere in this Agreement.

1.1 “Additional Territory” means the countries set forth on Exhibit 1.1.

1.2 “Affiliate” means any individual, corporation, association or other business entity, which directly or indirectly controls, is controlled by or is under common control with the Party in question. As used in this definition of “Affiliate,” the term “control” means the direct or indirect ownership of more than fifty percent (50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation, association or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. It is agreed between the Parties that the [***], i.e. [***] from the [***] under this Agreement.

1.3 “Applicable Laws” means laws, statutes, ordinances, codes, rules and regulations as applicable, to which a Party is subject and which are in force as of the Effective Date or come into force during the Term, including without limitation cGMP, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement.

1.4 “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in Boston, Massachusetts, United States, or Gurgaon, India are authorized or obligated by Applicable Law to close.

1.5 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of any particular period shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter shall end upon the effective date of expiration or termination of this Agreement.

1.6 “Calendar Year” means (a) for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31, 2013, (b) for each Calendar Year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the Term, the period beginning on January 1 of the Calendar Year in which this Agreement expires or is terminated and ending on the effective date of expiration or termination of this Agreement.

1.7 “Catalent Agreement” means the GPEx® Cell Line Sale Agreement by and between Catalent Pharma Solutions, LLC (“Catalent”) and Epirus (as successor in interest to Moksha8 Pharmaceuticals, Inc. dated January 1, 2009.

1.8 “cGMP” means current good manufacturing practices set forth in ICH (defined in 1.26) Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients Q7, and, as applicable, the equivalent regulations and requirements in any country in the Territory.

1.9 “Chemistry, Manufacturing and Controls” or “CMC” means the part of pharmaceutical development that is directed to the Manufacture of Products, the specifications therefor, and other process parameters which indicate that the Manufacturing process is consistent and controlled, as specified by the FDA, EMA, DCGI or other applicable Regulatory Authorities.

1.10 “Clinical Trials” means, for the purposes of this Agreement, Phase III Clinical Trials and any post-marketing or Phase IV Clinical Trials, and/or variations of such trials.

1.11 “Commercialization” means, with respect to a Product, any and all activities directed to the marketing, promotion, distribution, offering for sale, and selling of such Product, importing and exporting of such Product for sale, and interacting with Regulatory Authorities regarding the foregoing (but excluding Development). “Commercialize” shall have a corresponding meaning.

1.12 “Commercially Reasonable Efforts” means, with respect to the Manufacturing, Development and Commercialization of the Products, the level of efforts and resources (including the promptness with which such efforts and resources would be applied)

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consistent with the efforts and resources normally used by a similarly situated pharmaceutical or biotechnology company in the exercise of its reasonable business discretion relating to the manufacture, development or commercialization of a pharmaceutical product with similar product characteristics that is of similar market potential at a similar stage of development or commercialization, taking into account issues of efficacy, safety, patent and regulatory exclusivity, product profile, anticipated or approved labeling, present and future market potential, competitive market conditions, the proprietary position of the drug substance or product, the regulatory structure involved, and other technical, legal, scientific, medical or commercial factors, and the profitability of the product, including in light of pricing and reimbursement issues.

1.13 “Completion” means, when used in connection with a Clinical Trial, the earlier of (a) the date on which a report documenting the compilation, review, and analysis of the Information arising out of the Clinical Trial has been prepared and finalized, or (b) the date of filing an application for marketing authorization (“MAA”) in the Territory.

1.14 “Confidential Information” has the meaning set forth in Section 13.1 (Confidentiality).

1.15 “Control” means, with respect to any item of Information or intellectual property right, the right to grant a license or sublicense with respect thereto as provided for in this Agreement, without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such license or sublicense.

1.16 “DCGI” means the Drugs Control General (India) or any successor thereto.

1.17 “Development” means all activities relating to obtaining Regulatory Approval of the Products, including preclinical testing, toxicology, formulation, local clinical trials, stability testing and regulatory affairs. “Develop” shall have a corresponding meaning.

1.18 “Development Plan” means the detailed plan outlining the Development activities required to obtain and maintain Regulatory Approval for Products in the Territory.

1.19 “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.20 “EMA” means the European Medicines Agency or any successor agency thereto.

1.21 “Exclusive Territory” means the countries listed in Section A of Exhibit 1.46.

1.22 “FDA” means the U.S. Food and Drug Administration or any successor thereto.

1.23 “Field” means the treatment, amelioration, mitigation, or prevention of any and all diseases and conditions in humans and other animals.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.24 “First Commercial Sale” means the first sale of a Product by Ranbaxy, its Affiliates or its Sublicensees for use or consumption of such Product in the Territory following the receipt of Regulatory Approval. For the avoidance of doubt, “First Commercial Sale” shall exclude any Product supplied (a) for educational purposes to universities for non-commercial use, and (b) for use in clinical studies, provided that no monetary consideration or cash-equivalent consideration is received in exchange for such supply other than reasonable reimbursement of costs associated with such supply. Sale of a Product by Ranbaxy to an Affiliate of Ranbaxy or a Sublicensee of Ranbaxy shall not constitute a First Commercial Sale unless such Affiliate or such Sublicensee is the end user of the Product.

1.25 “Force Majeure Event” has the meaning set forth in Section 16.4.

1.26 “GAAP” or “IGAAP” means U.S. generally accepted accounting principles consistently applied or Indian generally accepted accounting principles, respectively.

1.27 “ICH” means the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

1.28 “Information” means ideas, inventions, discoveries, diagrams, plans, concepts, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, designs, drawings, computer programs, skill, experience, documents, results, clinical and regulatory strategies, test data (including pharmacological, toxicological and clinical data, analytical and quality control data, manufacturing data and descriptions), patent and legal data, market data, and financial data or descriptions, and the like, in written, electronic or other form, now known or hereafter developed, whether or not patentable, and all improvements thereto, including without limitation any of the foregoing related to Product. Information shall include, without limitation, all Development Information and Regulatory Materials.

1.29 “Licensed Compound” means biosimilar infliximab, a monoclonal antibody against TNF-a.

1.30 “Licensed Know-How” means all Information that is (a) Controlled by Epirus as of the Effective Date or at any time during the Term that is not generally known and not readily ascertainable by proper means, even though parts thereof may be known, and (b) necessary to develop, use, sell, offer for sale, import or export Products in the Territory. For the avoidance of doubt, Information that is publicly disclosed by Epirus or becomes generally known through no fault of Ranbaxy or breach of this Agreement shall no longer be included as part of Licensed Know-How.

1.31 “Licensed Patents” means the Patents and Patent Applications set forth on Exhibit 1.30 and any other Patents or Patent Applications Controlled by Epirus or its Affiliates during the Term of this Agreement that are necessary to develop, use, sell, offer for sale, import or export Products in the Territory.

1.32 “Manufacture” means all activities related to the manufacturing of a Product, or any ingredient thereof, including cell bank production culture, test method development and stability testing, purification, harvesting, polishing, formulation, process development, manufacturing scale-up, manufacturing any Product in bulk or finished form for

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Development, manufacturing finished Product for Commercialization, fill and finish, packaging, in-process and finished Product testing, release of Product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of Product, and regulatory activities related to any of the foregoing. “Manufacturing” has a correlative meaning.

1.33 “Net Sales” means, with respect to sales made by Ranbaxy or its Affiliates or Sublicensees, the aggregate gross amount invoiced by Ranbaxy or its Affiliates or Sublicensees on all sales or transfer for consideration of any Product in the Territory to a Third Party (“Gross Sales”), less the following deductions, as determined in accordance with GAAP:

(a) [***] and [***] discounts and [***] for [***] under [***], including those granted on account of [***] or similar payments actually granted or given to [***] or other [***] or other [***], including any [***];

(b) reasonable freight, packing, shipping, postage and insurance charges; and

(c) customs or excise taxes required by Applicable Laws, including import duties, sales tax and other taxes (except income taxes) or duties relating to importation, use or sales of Product.

1.34 “Non-Exclusive Territory” means the countries listed in Section B of Exhibit 1.49.

1.35 “Patent” means (a) letters patent (or other equivalent legal instrument), including without limitation utility and design patents, and including any term adjustment, extension, substitution, registration, confirmation, reissue, re-examination, or renewal thereof and (b) all equivalents and foreign counterparts of any of the foregoing.

1.36 “Patent Application” means an application for a Patent, including without limitation any provisional application, reissue application, re-examination application, continuation application, continued prosecution application, continuation-in-part application, or a divisional application, and any equivalent thereof.

1.37 “Phase III Clinical Trial” means a human clinical study on sufficient numbers of patients that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with the pharmaceutical product in the dosage range to be prescribed, and to support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product, as described in 21 C.F.R. § 312.21(c), as amended, or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.38 “Press Release” has the meaning set forth in Section 13.6.

1.39 “Product” means Epirus’s formulated finished biosimilar product that contains at least the Licensed Compound as an active ingredient and may also contain inactive ingredients (such as fillers, stabilizers, and preservatives), and adjuvants, and includes its delivery system (i.e. unit dosage forms comprising syringes, vials, tablets, lyophilized powders and cakes, etc.).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.40 “Regulatory Approval” means any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations by any Regulatory Authority that are necessary for the Commercialization of a therapeutic Product in a country in the Territory, including any approval for a Product clearance, new drug application, or pre-marketing authorization.

1.41 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities, including without limitation the FDA, EMA and DCGI, regulating or otherwise exercising authority with respect to the Development, Manufacture or Commercialization of the Products in the Territory.

1.42 “Regulatory Materials” means any and all regulatory submissions, applications, regulatory reports, safety reports, registrations, filings, approvals and associated Drug Master File(s), label(s), labeling, package insert(s) and packaging and associated correspondence required to Develop, Manufacture, market, sell and import Products in the Territory, including without limitation the materials, information and data generated by Epirus and/or its representative or designee for the purpose of obtaining Regulatory Approvals in India pursuant to Section 3.1(a).

1.43 “Supply Agreement” has the meaning set forth in Section 5.2.

1.44 “Supply Price” means the price at which Epirus will supply finished Product to Ranbaxy, as further set forth in the Supply Agreement.

1.45 “Sublicensee” means any person or entity to which Ranbaxy grants a sublicense under the rights granted to Ranbaxy in accordance with Section 2.2(a) of this Agreement.

1.46 “Term” has the meaning set forth in Section 14.1.

1.47 “Territory” means the countries on Exhibit 1.49.

1.48 “Third Party” means any person or entity other than Epirus, Ranbaxy, or an Affiliate of either of them.

1.49 “United States” or “U.S.” means the United States of America and its possessions, protectorates, and territories.

1.50 “Valid Claim” means a claim of (a) an issued Patent that has not expired or been held unenforceable or invalid by an agency or a court of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer, or some other action, provided that if any holding of unenforceability or invalidity is later reversed by a court or agency with overriding authority, the claim will thereafter be reinstated as a Valid Claim, or (b) a pending Patent Application that has not been finally abandoned or finally rejected or expired and which has been pending for no more than [***] from the date of filing of the earliest priority Patent Application to which such pending Patent Application is entitled to claim benefit.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. LICENSE GRANTS

2.1 Licenses. Subject to the terms and conditions of this Agreement, including without limitation Sections 2.4 and 2.6, Epirus hereby grants to Ranbaxy:

(a) a royalty-bearing, non-transferable (except as permitted under Section 16.2), sublicenseable (solely in accordance with Section 2.2) license:

(b) under the Licensed Patents to Develop, use, sell, offer for sale, import and export and otherwise Commercialize Products in the Field, which is exclusive in the Exclusive Territory (subject to Section 2.4) and non-exclusive in the Non-Exclusive Territory;

(c) under the Licensed Patents to practice any methods claimed or covered by the Licensed Patents in the Field, which is exclusive (subject to Section 2.4) in the Exclusive Territory and non-exclusive in the Non-Exclusive Territory;

(d) to use, refer to, copy, distribute and make derivative works of the Regulatory Materials for the purpose of filing, obtaining and maintaining Regulatory Approvals for Products, which is exclusive (subject to Section 2.4) in the Exclusive Territory and non-exclusive in the Non-Exclusive Territory; and

(e) a non-exclusive, royalty-bearing, non-transferable (except as permitted under Section 16.2), sublicenseable (solely in accordance with Section 2.2) license under the Licensed Know-How (i) to Develop, use, practice, sell, offer for sale, import, export and otherwise Commercialize Products in the Field in the Territory, and (ii) to practice under the Licensed Patents in accordance with the terms and conditions of this Agreement.

2.2 Right to Sublicense.

(a) Ranbaxy shall have the right to grant sublicenses to Third Parties under the licenses granted under Section 2.1, through a single tier with the prior written consent of Epirus, solely to the extent that such Sublicensee is performing activities for or on behalf of Ranbaxy or its Affiliates; provided that Ranbaxy [***] in connection with a [***] with a [***] for the [***].

(b) With respect to any sublicense permitted under Section 2.2(a), Ranbaxy shall enter into a binding written agreement with any such Sublicensee, that requires that the Sublicensee complies with the applicable terms of this Agreement (including without limitation, ownership of inventions provisions and confidentiality obligations necessary to effect the intent of Articles 10 and 13). [***] Ranbaxy shall provide Epirus with [***], including the [***]. The foregoing requirement to enter into a written agreement with a Sublicensee shall apply to any first level distributor appointed by Ranbaxy[***] of this Agreement. If Ranbaxy is unable to enter into a written agreement with any first level distributor of Products, then Ranbaxy shall notify Epirus in writing within [***] of the appointment of such distributor, and shall provide Epirus with the identity of such distributor. Further, [***] Ranbaxy shall provide Epirus

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with a copy of any sublicense agreement [***], which may be [***]. No sublicense granted by Ranbaxy under this Section 2.2 shall relieve Ranbaxy of its obligations of performance under this Agreement. Any act or omission by a Sublicensee, including any distributor or subdistributor, that would constitute a breach of this Agreement if committed by Ranbaxy shall be cured by Ranbaxy itself, and if Ranbaxy fails to cure such a breach, Ranbaxy shall remain fully liable for all such breaches in accordance with the terms of this Agreement.

2.3 Transfer of the Licenses. Ranbaxy shall have the right to transfer the licenses granted in this Section 2 solely in accordance with Section 16.2.

2.4 Retained Rights and No Other Rights. All rights not explicitly licensed to Ranbaxy under this Agreement or under the Supply Agreement are retained by Epirus, and no other rights are granted, either explicitly or by implication, estoppel or otherwise. Ranbaxy is not granted any rights by Epirus under this Agreement to make or have made Licensed Products. Notwithstanding Section 2.1, Epirus shall retain rights under the Licensed Patents and the Licensed Know-How required for Epirus to perform its obligations under this Agreement, including its obligations with respect to Development of Products and obtaining and maintaining Regulatory Approvals in accordance with Sections 3.1 and 3.2.

2.5 Expansion of the Territory.

(a) During the Term, [***] shall have [***] to obtain [***] in the [***]. Epirus shall [***] with any [***] to obtain [***] in the [***]. In the event that Epirus and Ranbaxy have [***] pursuant to which [***] such a [***] in the [***], Epirus shall [***] for the [***] in the [***].

(b) If either Party desires to expand the Territory to include other countries outside of the Territory or the Additional Territory during the Term, such Party shall [***] to the [***], as applicable, [***]. The Parties shall [***] following the [***] whether Epirus is [***], and the [***] that may [***], including, without limitation, the [***] between the Parties with respect to any [***], and the [***].

2.6 Certain Covenants. Epirus agrees that neither it, nor any of its Affiliates, shall directly or indirectly [***] relating to [***] if Epirus or its relevant Affiliates, [***] (a) that the [***] would be [***], or (b) that [***] would be [***], or a product that [***] of a [***], which product would be [***].

2.7 Sampling. Ranbaxy may provide to its Third Party customers, or to its distributors for provision to Third Party customers, commercial or registration samples of Products (“Samples”) [***], provided that [***] shall be [***] for all [***] shall not [***] of Products by [***], and the [***], in the [***] by the [***] in the [***]. Ranbaxy shall include in each Commercialization report provided to Epirus under Section 6.3, an accurate accounting of the [***] of Samples provided in the applicable period.

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3. DEVELOPMENT AND REGULATORY APPROVALS

3.1 Responsibilities.

(a) Epirus shall be responsible for conducting, itself or through a Third Party designee, at Epirus’s sole cost, (i) all Development activities required to obtain Regulatory Approval for Product in India, including without limitation the completion of all CMC activities, and the preparation, verification and submission of the dossier to DCGI for the purposes of obtaining such Regulatory Approvals in India, (ii) any activities set forth in Section 3.4 that are required to obtain Regulatory Approvals for the Product in the Territory, and (iii) any other activities relating to Development of Products in the Territory that the Parties may mutually agree in writing as required by applicable regulatory authorities. Epirus may subcontract any of the activities for which it is responsible under this Section 3.1 to an Affiliate or Third Party, provided that Epirus shall remain liable to Ranbaxy for the acts and omissions of any such Third Party directly related to Epirus’ affirmative obligations to Ranbaxy under this Agreement as if such acts and omissions had been those of Epirus.

(b) Ranbaxy shall be responsible for all activities required to obtain and maintain Regulatory Approvals for the Product within the Territory, with the exception of India, other than the activities set forth in Section 3.1(a) above. The costs of performing all such activities, including costs of obtaining Regulatory Approvals in the Territory but outside of India, and the costs of maintaining Regulatory Approvals in India shall be borne by Ranbaxy unless the Parties otherwise mutually agree in writing.

(c) The Parties shall perform all Development activities under this Agreement in accordance with the Development Plan and the Additional Development Plan (as defined in Section 3.2), as applicable, for such activities, and all Applicable Laws.

(d) Epirus shall use Commercially Reasonable Efforts to provide support in relation to Ranbaxy’s involvement in conducting any Development and obtaining and maintaining Regulatory Approvals for Products in the Territory outside of India, including without limitation providing Ranbaxy with [***] relating to [***] that is [***] pursuant to this Agreement, or that is otherwise [***] for the [***].

(e) In conducting any Development activities, both Parties shall keep complete records of all activities including Clinical Trials in written records in accordance with Applicable Laws. Epirus shall [***] in the [***] and [***] pursuant to this Agreement except for the [***] in the [***] (the “[***]”) which shall be [***], provided that Epirus shall have [***] to the extent [***]. [***] Ranbaxy shall [***] of any [***], provided that Epirus shall [***].

3.2 Additional Development. In the event that any Regulatory Authority within the Territory requires that any Development activities are conducted in order for the Parties to obtain Regulatory Approval for Product in any country in the Territory other than India (the “Additional Development Activities”), the Parties will cooperate in good faith to agree upon a development plan (the “Additional Development Plan”) for the conduct of such Additional Development Activities, which Additional Development Plan shall include, without limitation, the allocation of responsibilities between the Parties for the conduct of such Additional Development Activities, and any contract research organizations (“CROs”) or other Third Parties that are expected to be involved in performing services under such Additional Development Plan. The JSC shall be responsible for coordinating, overseeing and managing the conduct of the Additional Development Activities in accordance with the Additional

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Development Plan, provided that Epirus shall be responsible for overseeing any such activities applicable to India. The Parties shall present such Additional Development Plan to the JSC for consideration and approval no less than [***] prior to the intended start date of any such Additional Development Activities. The Parties shall bear the costs associated with all of the foregoing Development activities in accordance with Section 3.3 and 3.4.

3.3 Development Costs. Epirus shall be responsible for all costs associated with any pre-clinical and clinical Development activities conducted in relation to Epirus’s global strategy for Products, and for obtaining Regulatory Approvals for the Product in India and in any countries outside the Territory. Ranbaxy shall be solely responsible for all costs and expenses associated with the performance of any Additional Development Activities in the Territory outside of India, including without limitation the costs of preparation and implementation of the Additional Development Plan and any other Clinical Trial plan, contracting with any CROs, set up, ancillary costs (e.g., costs of insurance, study drug or materials, administrative costs), costs of analysis and reporting and all other costs associated with the conduct of such Additional Development Activities excluding activities pursuant to section 3.4. Notwithstanding the foregoing, the Parties shall agree upon a budget for the Additional Development Activities, which budget shall be incorporated into the Additional Development Plan

3.4 Stability Testing. If a Regulatory Authority in any country in the Territory requires that third batch stability testing or that additional test specifications are generated (the “Stability Testing”) is carried out in order to obtain or maintain a Regulatory Approval in such country, or for the purposes of Commercializing Product in such country, [***] in each such country. If Ranbaxy elects to conduct Stability Testing for the purposes of Commercialization of Products in any country in the Territory that is not required by the Regulatory Authority in such country, Ranbaxy shall conduct and be responsible for all costs associated with such Stability Testing.

3.5 Communication. Through the JSC, (a) Epirus will keep Ranbaxy reasonably informed about Development activities relating to Products, including the conduct of any Clinical Trials that are necessary or reasonably useful for the Commercialization of Products in the Territory, and (b) Ranbaxy will keep Epirus reasonably informed of the progress of all Development activities conducted by Ranbaxy in the Territory relating to Products, including without limitation any Additional Development Activities, if applicable. In addition, the Parties will provide each other with written reports containing summaries of all material results and data (including safety and efficacy results and data and Clinical Trial reports) obtained from such Development efforts relating to Products in the Territory, progress towards meeting all goals and milestones in the Development Plan and the Additional Development Plan, if applicable, significant findings and developments, obstacles confronted and strategies for overcoming such obstacles, any Regulatory Approval applications filed, including a copy of each such Regulatory Approval application, and any Regulatory Approvals received for Products in countries in the Territory other than India (together, the “Development Information”), with such summaries to be provided [***] in connection with meetings of the JSC during the JSC Term, provided that Epirus’s obligation to provide Development Information shall be limited to only what is necessary or reasonably required for the purposes of Commercializing Products in the Territory. Neither Party shall conduct any Development activities in the Territory other than those specified in the Development Plan or the Additional Development Plan without the prior approval of the JSC. All reports and other Information provided by a Party under this Section 3.5 will be the Confidential Information of such Party and subject to the terms of Article 13.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. GOVERNANCE

4.1 Joint Steering Committee. Within [***] following the Effective Date the Parties shall establish a steering committee to oversee, coordinate and review recommendations and approve decisions for the Development, Manufacture and Commercialization of Products in the Territory (the “Joint Steering Committee” or “JSC”). The JSC shall be comprised of [***] voting members (each, a “Member”). [***] to serve on the JSC. The following shall apply to the JSC and its Members:

(a) Each Party may replace its Member at any time upon written notice to the other Party;

(b) The JSC shall meet (which may be by teleconference or videoconference) [***] at times mutually agreed upon by the Parties, or more frequently as the Parties deem appropriate. The JSC shall have face-to-face meetings [***] as required, [***];

(c) The presence of at least [***] from each Party shall be required to constitute a quorum at any meeting of a committee. No business shall be transacted at any meeting of a committee unless a quorum of the members of such committee is present at the time when the meeting proceeds to business;

(d) The JSC may create at any time during the Term any additional committees or subcommittees to oversee and coordinate any of the activities of the Parties under this Agreement; and

(e) Each Party shall be responsible for all travel and related costs and expenses for its Member and other representatives to attend meetings of, and otherwise participate on any committee.

4.2 Responsibilities. The JSC shall perform the following functions:

(a) Provide a forum for the Parties to exchange information and coordinate their respective activities with respect to matters pertaining to Development, Manufacture, Supply and Commercialization of Products in the Territory;

(b) Develop, review and recommend updates to the Development Plan, any Additional Development Plan and the Commercialization Plan each year;

(c) Oversee implementation of the Development Plan and any Additional Development Plan,

(d) Oversee implementation of the Commercialization Plans;

(e) Review and provide comment on Regulatory Materials;

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(f) Review and agree on supply plans, any Manufacturing scale-up activities necessary for the purposes of Commercializing Products in the Territory, and supply strategies, as further set forth in the Supply Agreement;

(g) Approve Clinical Trial protocols, budgets and designs (including without limitation for any Additional Development Activities, if applicable) relating to Products in the Territory; and

(h) Have such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

4.3 Decision-Making. The JSC shall operate by consensus, with Ranbaxy’s member designees having, [***] and Epirus’s member designees having, [***] in all decisions. The JSC shall use Commercially Reasonable Efforts to make timely decisions and to resolve disputes. If the JSC is unable to resolve any dispute, controversy, or claim arising under this Agreement within [***] days after it first addresses such matter, then (a) Ranbaxy shall have [***] with respect to any decision relating to the [***] in the [***], with the exception of [***] shall have [***] related to [***] and (b) Epirus shall have [***] related to [***] as well as [***] with respect to any decision relating solely to the [***], provided that prior to either Party exercising the [***] set forth in (a) and (b), any dispute, controversy or claim unable to be resolved by the JSC shall be referred to the Head – Global Business Development & Acquisitions of Ranbaxy and the Senior Vice President of Business Development of Epirus (“Executives”), who shall have a period of [***] to consider attempt in good faith to resolve the issue. Notwithstanding Ranbaxy’s [***] concerning [***] in the [***], if Epirus reasonably believes that any such [***], Epirus shall provide written notice of such belief to Ranbaxy, and if the Parties [***], such decision shall be [***] by the [***] in accordance with the foregoing sentence; provided that, if [***] involves the [***] of any [***] by or on behalf of [***], instead of [***] by the [***], Epirus may [***] of its [***] (which shall be based on a [***] that such [***]) and both Parties shall [***] and ensure that [***] concerns are addressed. If the Parties are [***] on the conduct of such [***] within such [***], Ranbaxy shall not [***]. Notwithstanding Epirus’s [***], if Ranbaxy reasonably believes that [***] in the [***], Ranbaxy shall provide written notice of such belief to Epirus, and if the Parties [***], such decision shall be [***] by the [***] in accordance with the foregoing sentence; provided that, if [***] involves the [***] of any [***], instead of [***] by the [***], Ranbaxy may [***] of its [***] (which shall be based on a [***] that such [***]) and both Parties shall [***] and ensure that [***] concerns are addressed. The reporting obligations of the parties with respect to development & commercialization and , all other reporting obligations of the each parties are towards the mutual beneficial relationship of the parties and any [***] shall be discussed between the parties [***].

5. MANUFACTURE AND SUPPLY

5.1 Responsibilities. Epirus shall Manufacture and supply (or have a Third Party Manufacture and supply) Product to Ranbaxy for use in Development (including in connection with any Clinical Trials) and Commercialization of the Product in the Territory provided that, in the event of any Third Party Manufacture and supply, Epirus shall remain liable and responsible for the compliance of all the obligations contained in this Agreement, including any act or omission of Third Party manufacturer or supplier that would constitute a breach of this Agreement if committed by Epirus.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2 Supply Agreement. Within [***] following the Effective Date, the Parties shall negotiate in good faith and execute an agreement that sets forth the terms and conditions under which Epirus will, itself or through its Affiliates or a Third Party, Manufacture and supply Products to Ranbaxy for clinical and Commercialization purposes in the Territory (the “Supply Agreement”). Epirus agrees that it will [***] Reliance Life Sciences, India (“Reliance”, as Epirus’s current supplier of biosimilar infliximab products) or, [***] Reliance is [***], Epirus shall [***] that provides [***] the Supply Agreement. The Supply Agreement shall contain terms and conditions, including pricing terms typically contained in agreements governing the Manufacture and supply of similar products for similar purposes at similar volumes to meet Ranbaxy’s requirements for Products, and shall also contain the terms set forth in Section 5.3, provided that Epirus shall supply Products to Ranbaxy for the conduct of any Clinical Trials required in the Territory [***]. The Supply Agreement shall include reasonable timelines, quality obligations, allocation of liabilities, budgets and production plans for the delivery of Product necessary for use in Development activities in the Territory. Epirus shall use Commercially Reasonable Efforts to supply all Product required to perform such Development activities within the time periods and in quantities as set forth in the Development Plan, and the Parties shall include in the Supply Agreement [***] Development and Commercialization activities to be conducted under this Agreement. In connection with the Supply Agreement, the Parties shall also enter into a quality agreement that addresses each Party’s responsibility for quality assurance and quality management issues, including without limitation the process for dealing with recalls of Product in the Territory.

5.3 Commercial Supply. The Supply Agreement will specify a price at which Epirus will supply Product, or have a Third Party supply Product, to Ranbaxy, and set forth any adjustments thereto, including without limitation in connection with changes in applicable currency exchange rates. The factors to be taken into account in any adjustment to the Supply Price shall be set forth in the Supply Agreement, and may include without limitation reductions or increases in costs of production of Product, reductions or increases in raw material costs, unforeseen legal or regulatory requirements, costs associated with securing permits required under Applicable Law, achievement by Ranbaxy of certain minimum sales of Product in the Territory, or as a result of a mutually agreed expansion of the Territory. The mechanisms for determining any such price adjustments shall be set forth in the Supply Agreement.

5.4 Performance. Epirus shall use Commercially Reasonable Efforts to ensure that all Product Manufactured and supplied to Ranbaxy under the terms of the Supply Agreement shall comply with applicable Product specifications and shall be Manufactured in accordance with such specifications and Applicable Laws.

6. COMMERCIALIZATION

6.1 General. Ranbaxy will be solely responsible, at its expense, for all aspects of Commercialization of the Product within the Territory (including any expanded Territory, if applicable, under Section 2.5 if such additional countries are included within the scope of this Agreement), which responsibilities include: (a) conducting Clinical Trials if required to obtain Regulatory Approvals outside India in support of its Commercialization efforts; (b) developing and executing commercial launch and pre-launch strategy and plan and subsequent Commercialization activities for such Product (including pricing, advertising, education, planning, marketing, sales force training and allocation); (c) negotiating with

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

applicable Regulatory Authorities regarding the price and reimbursement status of Product; (d) marketing and promotion; (e) booking sales and distribution and performance of related services; (f) handling all aspects of order processing, invoicing and collection, inventory and receivables; (g) providing customer support, including handling medical queries, and performing other related functions; and (h) conforming its practices and procedures to Applicable Laws relating to the marketing, detailing and promotion of Products in the Territory.

6.2 Diligence. On a Product-by-Product and country-by-country basis, Ranbaxy shall achieve commercial launch of Products in a given country within [***] of receiving Regulatory Approval for such Product in such country provided that Epirus supplies Ranbaxy with supplies of Product required for such commercial launch in line with firm purchase orders of Ranbaxy placed in accordance with the terms of the Supply Agreement. Following the First Commercial Sale of Products in the Territory Ranbaxy shall use Commercially Reasonable Efforts to achieve sales of Products in the Territory at the quantities set forth in the schedule of projected sales volumes set forth in Exhibit 6.2 (the “Forecasted Quantities”). Such Forecasted Quantities may be revised from time to time during the Term upon mutual written agreement by the Parties.

6.3 Commercialization Plan; Commercialization Reports. Ranbaxy shall keep Epirus reasonably informed of Ranbaxy’ Commercialization activities and plans with respect to the Product in the Territory. Not more than [***] following submission by Epirus of an application for an MAA for a Product in any country in the Territory, Ranbaxy shall provide to Epirus through the JSC, an initial plan for Commercialization setting out its intended pre-launch and launch year activities relating to Product in the Territory, as well as a non-binding forecast of estimated Net Sales during the [***] following launch (“Commercialization Plan”). Such Commercialization Plan shall be updated by Ranbaxy at [***] intervals until the launch date for the first Product in the Territory, and thereafter Ranbaxy shall provide a report on the status of its Commercialization efforts for Products at least once in each [***] period. Each Commercialization report shall include, where applicable, and without limitation, information relating to (a) Commercialization activities for such Product (including without limitation a summary of activities relating to pricing, marketing, promotion and sales force training and allocation), (b) on a country-by-country basis in the Territory, total sales volumes in the applicable period, including an accounting of Products provided as Samples in such country, and (c) a summary of any interactions with Regulatory Authorities in the Territory regarding Commercialization of Products, including any post-Regulatory Approval Clinical Trials. Such Commercialization Reports shall also contain a discussion of intended efforts and a non-binding estimate of Product sales for the subsequent [***].

6.4 Packaging; Promotional Materials. Ranbaxy shall own and be responsible for the preparation of all final packaging (non-commercial and commercial) and promotional materials for use in Commercializing Product. Ranbaxy shall keep Epirus informed (as set forth in the remainder of this Section 6.4) of any trademarks or trade names that Ranbaxy intends to use or register for use in relation to the Products in the Territory (the “Product Marks”), and Epirus shall have right to [***], which Ranbaxy [***]. Without limiting the foregoing, if Epirus [***] either (a) [***] and used [***], (b) presents a [***] in the [***], or (c) presents a [***], then Epirus shall [***] of its [***]. If Ranbaxy [***], then the issue shall be [***] to the [***] shall have a [***]. If the [***] after such [***], then unless [***] are

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

addressed, [***] in relation to [***] in the [***]. Ranbaxy shall provide Epirus, at least [***] in advance of the first MAA or equivalent filing in the applicable jurisdiction, with details of the Product Marks for the purposes of obtaining Epirus’s [***]. For clarity, no Sublicensee, including any distributor or subdistributor, of Ranbaxy may use any trademarks or trade names in relation to the Products in the Territory except for the Product Marks. Unless otherwise agreed in writing by the Parties, Ranbaxy is granted no license under, and shall have no right to use any trademarks of Epirus in relation to the Products, unless such use is required to be compliant with Applicable Laws (including any laws applicable to packaging or labeling of Product) in the Territory.

6.5 Diligence. Subject to the provisions of this Agreement, as promptly as reasonably practicable after confirmation of Regulatory Approval for Product in India, Ranbaxy shall use Commercially Reasonable Efforts to obtain Regulatory Approval for Product in each country in the Territory, and promptly thereafter to launch the applicable Product in each country in the Territory in which Regulatory Approval has been obtained, and continue to use Commercially Reasonable Efforts to Commercialize Product in the Territory during the Term in accordance with the terms of this Agreement. Within [***] after the Effective Date, Ranbaxy and Epirus shall discuss and agree upon the content of a development and commercialization plan (the “Development and Commercialization Plan”) setting forth in reasonable detail the Development and Commercialization activities that Ranbaxy intends to conduct to fulfill its diligence requirements under this Section 6.5 and a timeline therefor. Such Development and Commercialization Plan shall also include details of any Development activities to be conducted by Epirus for the purposes of achieving Regulatory Approval in India. From time to time during the term of this Agreement, but in no event less frequently than [***], Ranbaxy shall submit to the JSC an updated Development and Commercialization Plan.

6.6 Product Rights Outside the Territory. Epirus shall retain all rights in and to the Development, Manufacture and Commercialization of Products outside the Territory, and shall have no duty to account to Ranbaxy with respect to such activities except as set forth in in Section 4.3. Unless discussions are held between the parties under Section 2.5, Ranbaxy shall have no right to Commercialize Products outside the Territory. Nothing contained herein shall prevent, or preclude, or limit either Party’s right to Develop, Manufacture or Commercialize its other products that are not Products, either within or outside the Territory.

7. REGULATORY ACTIVITIES

7.1 Filing for Regulatory Approval in India. Epirus shall be solely responsible, itself or through a Third Party designee, at Epirus’s sole expense, for filing for and obtaining Regulatory Approval for Product in India, including without limitation by performing the activities set forth in Section 3.1. Epirus shall use Commercially Reasonable Efforts in relation to the preparation and submission of Regulatory Materials for the purpose of obtaining such Regulatory Approval and transfer such approvals to Ranbaxy. The Parties acknowledge and agree that it is Epirus’s intention to nominate a Third Party incorporated in India to be the named holder of such Regulatory Approval in India, and Epirus shall be solely responsible for ensuring that such Third Party complies with the terms of this Agreement.

7.2 Preparation and Ownership of Regulatory Materials. Subject to the terms and conditions of this Agreement, Ranbaxy shall have sole right and principal

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

responsibility for, and shall use Commercially Reasonable Efforts in relation to the preparation, submission and maintenance of Regulatory Materials and for seeking Regulatory Approval for Products in countries in the Territory outside of India, provided that Ranbaxy shall keep Epirus (or the JSC) informed in advance of filing with any Regulatory Authority, and provide Epirus, on Epirus’s request, with copies of all material Regulatory Materials. Epirus shall have the right to review and comment on the content of such Regulatory Materials, and shall have a right of access and reference to such Regulatory Materials for the purpose of Epirus’s Development and Commercialization activities relating to Products outside the Territory. Ranbaxy shall [***] on such [***], unless [***] that such [***] in the [***]. Ranbaxy shall provide Epirus with the opportunity to review draft labeling for the Products in the Territory and provide comments to Ranbaxy. Ranbaxy will [***] with respect to such labeling. [***] as set forth in this Section 7.2, [***] with respect to [***] Ranbaxy shall be responsible for all interactions with Regulatory Authorities relating to Product in the Territory outside of India, but shall cooperate with Epirus and shall seek Epirus’s input in relation to the content of such interactions.

7.3 Notice of Communication with Regulatory Authorities. Ranbaxy shall be responsible for handling all complaints, recalls and communications with any Regulatory Authority related to Products in the Territory and shall keep Epirus reasonably informed as to the status of such activities. Each Party shall notify the other Party of any oral or written communications to or from Regulatory Authorities on matters related to (a) Products in the Territory or which may reasonably be deemed to impact or potentially impact Development, Manufacture, Commercialization or Regulatory Approval of Product in the Territory (in the case of Ranbaxy) or outside the Territory (in the case of Epirus), and (b) material regulatory or safety issues concerning Product in any jurisdiction which may reasonably be deemed to adversely impact or potentially adversely impact Product (or sales thereof) in the Territory (in the case of Ranbaxy) or outside the Territory (in the case of Epirus), and in each case in (a) and (b) above such Party shall provide the other Party with copies of any such written communications within [***] of receipt or delivery of such communication, as the case may be, or such earlier date as required by Applicable Laws, the FDA, DCGI or other relevant Regulatory Authority.

7.4 Pharmacovigilance and Safety Monitoring Activities. The Parties shall enter into a separate agreement governing the Parties’ respective responsibilities with respect to adverse events, complaints and other safety-related matters with respect to the Products in the Territory (the “SDEA”) and shall use Commercially Reasonable Efforts to execute such SDEA not later than [***] following the Effective Date of this Agreement.

8. PAYMENT OBLIGATIONS

8.1 Upfront Payment. In consideration for the rights granted to Ranbaxy under this Agreement, Ranbaxy shall pay to Epirus a one-time-only, nonrefundable, noncreditable payment of five hundred thousand US Dollars ($500,000), [***] payable within [***] after the Effective Date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2 Development Milestone Payments. In consideration for the rights granted to Ranbaxy under this Agreement and in recognition for prior investment in development of Product, Ranbaxy shall make the following non-refundable, noncreditable milestone payments to Epirus with respect to Product, in US Dollars ($), within [***] after the date of achievement of the relevant milestone for Product as set forth in the table below.

Development Milestone Event	Payment

[***]	[***	]

TOTAL	$1,000,000

8.3 Net Sales Milestones. Ranbaxy shall pay the following non-refundable, non-creditable sales milestone payments to Epirus, within [***] after achievement of the relevant milestone (each a “Sales Milestone”) for Products as set forth in the table below. Ranbaxy shall pay the following milestone payments only once, if ever, upon the first achievement of the applicable milestone. For clarity, the maximum amount of sales milestones payable under this Section 8.3 shall be ten million Dollars ($10,000,000) [***].

Sales Milestone Event	Payment
[***]	[***	]

TOTAL	$10,000,000

8.4 Royalties.

(a) Royalty Rates. Ranbaxy acknowledges the significant value of the Licensed Know-How and the Regulatory Materials provided by Epirus pursuant to this Agreement, and agrees that the Parties have determined the royalty rates and the royalty term set forth herein on the basis of this assumption. Ranbaxy shall pay to Epirus non-creditable, non-refundable royalties on a country-by-country and Product-by-Product basis on aggregate annual Net Sales of all Products of (i) [***] percent ([***]%) in the [***] and (ii) [***] percent ([***]%) in the [***], provided that [***] that would permit [***] in the [***] prior to the [***] by Ranbaxy in the [***]. In the event that Epirus [***] to a [***] in the [***], then upon [***], the Parties shall [***] in the [***], provided that under no circumstances shall Epirus be required to [***] with any [***], including without limitation any [***].

(b) Royalty Term. Royalties shall be paid under this Section 8.4, on a country-by-country basis, commencing on First Commercial Sale of such Product in such country for the duration of the Term.

(c) Royalty Payments. Payments due to Epirus under Section 8.4 shall be made no later than [***] following the end of each Calendar Quarter with respect to Net Sales in such Calendar Quarter. Each payment under Section 8.4 shall be accompanied by a written report showing (a) the Calendar Quarter for which such payment applies, (b) the amount invoiced to or received from Third Parties for Product during such Calendar Quarter, (c) the total deductions from the amount invoiced to arrive at Net Sales payments, (d) the quantities of all Products sold in such Calendar Quarter, and (e) the amount of royalties payments due.

(d) Single Royalty. Royalties payable under Section 8.4 will be payable only once with respect to a particular unit of Product and will be paid only once regardless of whether there are any Licensed Patents applicable to such Product, or the number of Licensed Patents applicable thereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.5 Royalty Reductions. If, in any country in the Territory, [***] are being [***] and the [***] in such country is [***] of the [***] and all such [***] for a [***] or for [***], then the Parties shall discuss in good faith a reasonable adjustment in the Royalty Rate set forth in Section 8.4(a) with respect to Net Sales of Products in such country. For purposes of this Section 8.7, [***] shall mean a [***] by any applicable [***] to a [***], (ii) that contains at least [***] that is the [***] in the [***], and (iii) is [***] on a prior [***] of the [***], by the applicable [***].

8.6 Currency of Payment. All payments to be made under this Agreement shall be made in Dollars, unless the Parties otherwise agree in writing.

8.7 Accounting. Ranbaxy agrees to determine Net Sales payments using its standard accounting procedures, consistent with this Agreement and with IGAAP or GAAP to the extent practical as if the Product was a solely owned product of Ranbaxy. In the case of amounts to be calculated by or using information from Third Parties (for example, Net Sales by Sublicensees), such amounts shall be determined in accordance with IGAAP or GAAP in effect in the country in which such Third Party is established. The Parties also recognize that such procedures may change from time to time and that any such changes may affect the definition of Net Sales. Where the change is or would be material to Epirus, Ranbaxy shall provide an explanation of the proposed change and an accounting of the effect of the change on the relevant revenue, cost, or expense category.

9. RECORDS AND AUDITS

9.1 Records. Ranbaxy shall keep complete and accurate records in sufficient detail to permit Epirus to confirm Ranbaxy’s and its Affiliates’ performance of its obligations under and the accuracy of calculations of all payments made under Section 8. The records to be maintained by Ranbaxy under this Section 9.1 shall be maintained for a minimum of [***] following the Calendar Year in which the corresponding efforts or payments, as the case may be, were made under this Agreement or longer if by regulatory requirement.

9.2 Audit Request. Epirus shall, at its expense (except as provided below), have the right to audit, not more than [***], upon [***] prior notice and during regular business hours, any records pertaining directly to the Product and any payments under this Agreement, including the deductions to Gross Sales, as maintained by Ranbaxy under Section 9.1, to determine with respect to any Calendar Year, the accuracy of any report or payment made under Article 8 in the [***] preceding Calendar Years. For clarity, Epirus’s right to audit documents does not include the right to review or audit reports and other information relating to products or activities of Ranbaxy that do not relate to this Agreement. If Epirus desires to audit such records provided by Ranbaxy, it shall engage an independent, certified public accountant reasonably acceptable to Ranbaxy, to examine such records under obligations of confidentiality no less protective as those set forth in Article 13 (Confidentiality). Such accountant shall be instructed to provide to Epirus and Ranbaxy a report verifying any report made or payment submitted by Ranbaxy during such period, but shall not disclose to Epirus any Confidential Information of Ranbaxy not necessary therefor. The expense of such audit shall be borne by Epirus; provided, however, that, if an error resulting in underpayment by Ranbaxy of more than the greater of (a) [***] percent ([***] of the amount that should have been paid or (b) [***] Dollars ($[***]) is discovered, then the expenses of conducting such audit shall be paid by Ranbaxy, provided that

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the total expense to be borne by Ranbaxy shall not [***], as determined by the independent accountant. Any underpayment discovered in the conduct of any audit shall be paid to Epirus within [***] after receipt of the accountant’s report. Any overpayment shall be reimbursed to Ranbaxy within [***] after receipt of the accountant’s report. No auditors engaged in any audits under this Section 9.2 shall be paid on a contingency basis. Any Information received by Epirus pursuant to this Section 9.2 shall be deemed to be Confidential Information of Ranbaxy.

9.3 Survival. This Article 9 shall survive any termination or expiration of this Agreement for a period of [***] following the final payment made under this Agreement.

10. INTELLECTUAL PROPERTY

10.1 Ownership of Inventions. Ownership of inventions, developments or discoveries, whether patentable or non-patentable, invented or otherwise discovered or generated in the course of performing each Party’s obligations under this Agreement and the Development Plan (“Inventions”), and any and all intellectual property rights therein, shall be determined as follows: (a) Epirus shall own all Inventions that relate to the composition of matter, methods of making, methods of using (including without limitation methods of treatment or administration) or formulations of Products (the “Product Inventions”), and (b) ownership of all other Inventions that are not Product Inventions arising in the course of the Parties’ performance of their obligations under this Agreement shall be owned in accordance with the rules of inventorship in accordance with United States patent law. For clarity and subject to the foregoing, (i) each Party shall solely own any Inventions and intellectual property rights therein that are made, conceived, reduced to practice, authored, or otherwise discovered solely by such Party or any of its employees, Affiliates, licensees, sublicensees (where permitted), independent contractors, or agents, including without limitation any Patent or Patent Application in which all of the claims included in such Patent or Patent Application claim only such solely owned Invention, and (ii) the Parties shall jointly own any Inventions and intellectual property rights therein that are made, conceived, reduced to practice, authored, or otherwise discovered jointly by the Parties or any of their employees, Affiliates, licensees, sublicensees (where permitted), independent contractors, or agents (each, a “Joint Invention”), including without limitation any Patent or Patent Application on such Joint Invention. Each Party shall have the right to use and license jointly owned Inventions and all intellectual property rights therein for any and all purposes without the need to account to or seek permission from the other Party (subject, in all cases, to any other applicable terms of this Agreement); provided, however, that for clarity, the foregoing shall not be construed as granting or conveying to either Party any license or other rights to the other Party’s other intellectual property rights, unless otherwise expressly set forth in this Agreement.

10.2 Assignment of Product Inventions. Ranbaxy shall notify Epirus promptly after developing any Product Invention. Ranbaxy shall assign and hereby assigns to Epirus its entire right, title and interest in and to such Product Inventions and the Patents and other intellectual property rights therein as needed to implement the ownership of the Product Inventions in accordance with the provisions of Section 10.1. Epirus shall have the sole right to file, prosecute and maintain any Patents and Patent Applications within the Product Inventions

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.3 Patent Prosecution and Maintenance.

(a) Commencing on the Effective Date, Epirus shall have the sole right, but not the obligation to file, prosecute and maintain all Licensed Patents, and any Patents and Patent Applications relating to Product Inventions (the “Product Patents”), using patent counsel selected by Epirus, at Epirus’s sole cost and expense. Once filed, Product Patents shall be added to the list of Licensed Patents, and shall be subject to the terms and conditions of this Agreement. Ranbaxy shall not disclose to Third Parties the existence of any unpublished Patent Applications within the Licensed Patents, or any Information contained therein that is not otherwise disclosed publicly at the time of filing of any such unpublished Patent Applications. In the event that Epirus decides not to file, prosecute or maintain a Product Patent in the Territory, Epirus shall provide Ranbaxy with notice of this decision. In such event, unless Epirus’s decision not to file, prosecute or maintain such Product Patent is for purposes of optimizing the overall intellectual property strategy of Epirus in relation to the Product, Ranbaxy will have an opportunity to assume responsibility, at Ranbaxy’s own cost and expense of the filing and/or further prosecution and maintenance of such Product Patent. In the event that Ranbaxy assumes such responsibility for such filing, prosecution and maintenance costs, Ranbaxy shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such Product Patent to patent counsel selected by Ranbaxy and reasonably acceptable to Epirus. Such Product Patent shall otherwise continue to be subject to all of the terms and conditions of this Agreement in the same manner and to the same extent as the Product Patents.

(b) The Parties shall mutually agree upon which Party shall prosecute and maintain Patents and Patent Applications derived from Joint Inventions (“Joint Patents”), based on the contribution of each Party and each Party’s potential interest in products based upon the Joint Inventions covered by such Joint Patents. If either Party prosecutes a Joint Patent pursuant to this Section 10.3, such Party shall solely bear its own internal costs thereof, and the external costs for such prosecution (e.g., outside counsel, filing fees, etc.) shall be borne equally by the Parties. The prosecuting Party shall reasonably inform and consult with the other Party, and shall take such other Party’s comments into good faith consideration, with respect to the preparation, prosecution and maintenance of such Joint Patents. The prosecuting Party shall provide to the other Party copies of any papers relating to the filing, prosecution or maintenance of such Joint Patents reasonably in advance of their being filed or promptly upon their being received, including draft filings, reasonably in advance of their being filed so that such other Party can comment and provide input with respect to such draft filings. The prosecuting Party agrees to discuss in good faith any changes reasonably requested by the other Party to such papers, including draft filings, promptly upon their being received. The prosecuting Party agrees to reasonably implement any such recommended changes toward the objective of optimizing overall patent protection for Products. In any event, neither Party will finally abandon, disclaim, or dedicate to the public any claims or limit any claims that primarily relate to Products without the other Party’s prior written consent.

(c) Each Party shall provide the other Party all reasonable assistance and cooperation, at the prosecuting Party’s request and expense, in the patent prosecution efforts (i) with respect to the Product Inventions or (ii) provided above in this Section 10.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution. Each Party shall execute and deliver to the other assignments with respect to any Joint Inventions or Product Inventions, as applicable, in a mutually agreeable

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

form and will take whatever actions reasonably necessary (including the appointment of the other Party as its attorney in fact solely to make such assignment) to effect such assignment. The prosecuting Party under this Section 10.3 agrees to conduct all such prosecution toward the objective of optimizing overall patent protection for Products.

10.4 Infringement of Third Party Rights.

(a) Notice. If the Development, Manufacture, or Commercialization of a Product in the Territory results in a claim of infringement of a Patent of a Third Party (a “Product Infringement Claim”), the Party first having notice thereof shall promptly notify the other Party in writing. The notice shall set forth the facts of the claim in reasonable detail.

(b) Third Party Claims.

(i) As between the Parties and their Affiliates, Epirus shall have the first right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in a Product Infringement Claim. In the event that Epirus decides not to bring a suit or other action against any person or entity engaged in a Product Infringement Claim, Epirus shall provide Ranbaxy with notice of this decision. In such event and if the Product Infringement Claim relates to a competitive Product in the Territory, Ranbaxy will have an opportunity to bring such a suit or other action, at Ranbaxy’s own cost and expense.

(ii) Epirus shall be responsible for defending any Product Infringement Claim at its own cost, but shall consult with Ranbaxy regarding the strategy for such defense and keep Ranbaxy apprised of the status of, and substantive developments in, the case. In the event that Ranbaxy is named as a defendant in such litigation, counsel representing Epirus shall also represent Ranbaxy to the extent permitted under Applicable Laws and Epirus shall consider in good faith Ranbaxy’s suggestions regarding the appointment of such counsel. In the event that Ranbaxy retains separate counsel for such defense, all reasonable costs and expenses of such separate counsel shall be borne by Ranbaxy. In the event that Epirus is required to pay monetary damages pursuant to such claim, suit or action, such damages shall be the sole responsibility of Epirus to the extent required under Section 12.2(e). If Epirus recovers monetary damages in such claim, suit or action, such recovery shall first be allocated to the reimbursement of any expenses incurred by Epirus or Ranbaxy in such litigation (including, for this purpose, a reasonably allocation of expenses of internal counsel). If after such reimbursement any funds remain from such damages or other sums recovered, such remaining funds shall be [***].

(iii) In any event, neither Party will settle a Product Infringement Claim under this Section 10.4(b) that could adversely affect the other Party’s rights or interest or imposes any liability on the other Party without first notifying the other Party and considering any input provided by such other Party in good faith.

(c) Enforcement of Licensed Patents

(i) Each Party shall notify the other Party promptly of any conduct on the part of a Third Party that it reasonably believes may be a potential infringement of Licensed Patents in the Territory, including the facts of such alleged infringement in reasonable detail. The Parties shall thereafter reasonably cooperate to promptly determine whether and the extent of any such infringement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) Epirus shall have the first right, but not the obligation, to enforce Licensed Patents against any such infringing activities, at Epirus’s expense. If Epirus fails to initiate litigation or take steps to abate such infringement with respect to Licensed Patents within [***] of a written request by Ranbaxy to do so, Ranbaxy, in its discretion, may undertake such action as it deems necessary to enforce the Licensed Patents in the Territory.

(iii) Each Party agrees to cooperate fully and provide each other with information or assistance that the other Party may reasonable request in connection with any litigation initiated pursuant to this Section, including voluntarily consenting to be named as a plaintiff in an action commenced by the other Party.

(iv) The Party initiating the action under Section 10.4(c)(ii) shall have control over the handling of the litigation, including the selection of counsel and settlement; provided, however, that no Party shall settle any action in a manner that will substantively adversely affect the rights of the other Party (including without limitation the licenses granted herein) without the consent of such other Party, which consent shall not unreasonably be withheld and, further provided that such other Party shall have the right, at its expense (except in the case of a conflict), to be represented in such action by separate counsel of its own choice. The Party controlling such litigation shall keep the other Party reasonably informed about the status and developments in such action, including considering, in good faith, the input of the other Party regarding the strategy and handling of the litigation.

(v) Expenses of infringement proceedings shall be borne by the Party bringing such action, with any recoveries first allocated to reimburse each Parties’ expenses in such proceeding. Remaining proceeds shall be shared by the Parties such that (i) if Ranbaxy brings such suit, such remaining proceeds [***], and (ii) if Epirus brings such suit, [***]. If one Party brings any such action or proceeding, the other Party agrees to be joined as a party plaintiff and to give the first Party reasonable assistance and authority to file and prosecute the suit. No settlement, consent judgment, or other voluntary final disposition of a suit under this 10.4(c) that could adversely affect the other Party’s rights or interest or imposes any liability on the other Party may be entered into without the consent of such other Party, which consent shall not be unreasonably withheld, delayed, or conditioned.

10.5 Further Actions. Each Party shall cooperate with the other Party to execute all documents and take all reasonable actions to effect the intent of this Article 10.

11. REPRESENTATIONS AND WARRANTIES

11.1 The Parties’ Representations and Warranties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, as set forth below:

(a) Such Party (i) is a corporation duly organized and subsisting under the laws of its jurisdiction of organization and (ii) has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Such Party has the power, authority and legal right, and is free to enter into this Agreement and, in so doing, will not violate any other agreement to which such Party is a party as of the Effective Date, or conflict with the rights granted to any Third Party.

(c) This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity.

(d) Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement.

(e) Such Party has obtained all necessary consents, approvals, and authorizations of all Regulatory Authorities and other Third Parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder.

(f) The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of Applicable Laws or any provision of the articles of incorporation, bylaws, limited partnership agreement, or any similar instrument of such Party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent under, any Applicable Laws or any contractual obligation or court or administrative order by which such Party is bound.

11.2 Ranbaxy’s Representations and Covenants. Ranbaxy hereby represents and covenants to Epirus, as set forth below:

(a) neither it nor its Affiliates or Sublicensees shall, during the Term of this Agreement, Commercialize in the Territory, any product that is the same as, or similar to any Product, or cause or assist, directly or indirectly, any Third Party to do any of the foregoing acts;

(b) neither it nor its Affiliates or Sublicensees shall, during the Term of this Agreement, use or practice any of the Licensed Patents or the Licensed Know-How outside the scope of the rights granted to Ranbaxy and its Affiliates pursuant to this Agreement, including under Article 2;

11.3 Epirus’s Representations and Covenants. Epirus hereby represents and covenants to Ranbaxy, as set forth below:

(a) it owns or Controls the Regulatory Materials and the intellectual property rights, including the Licensed Patents and the cell lines, necessary for Epirus to comply with its obligations under this Agreement and to grant the licenses contained in this Agreement; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Epirus has not granted, and will not, during the term of this Agreement, grant, transfer or assign any right or license in the Licensed Patents, the Licensed Know-How or the Regulatory Materials, or any portion thereof to any Third Party, inconsistent with the rights and licenses granted to Ranbaxy herein.

(c) Epirus warrants that the terms of this Agreement are not in conflict with the terms of any agreement between Epirus and any Third Party with respect to the Licensed Patents.

12. Indemnification; Insurance

12.1 Indemnification by Ranbaxy. Ranbaxy shall indemnify, defend, and hold harmless Epirus and its Affiliates, and their respective employees, directors, officers and agents, and their respective successors, heirs and assigns and representatives (the “Epirus Indemnitees”), from and against any and all Third Party claims, threatened claims, damages, losses, suits, proceedings, liabilities, costs (including without limitation reasonable legal expenses, costs of litigation, and reasonable attorney’s fees) or judgments, whether for money or equitable relief, of any kind (“Losses and Claims”), to the extent arising out of or relating to, directly or indirectly: (a) the Development or Commercialization of Products in the Territory by or on behalf of Ranbaxy or its Affiliates or Sublicensees, including Losses and Claims based upon product liability, (b) the [***] recklessness, or wrongful intentional acts or omissions of Ranbaxy, its Affiliates and its or their respective employees, officers, independent contractors, consultants, or agents, in connection with Ranbaxy’s performance of its obligations or exercise of its rights under this Agreement; and (c) any breach by Ranbaxy of any representation, warranty, covenant, or obligation set forth in this Agreement; except in any such case for Losses and Claims to the extent reasonably attributable to any negligence, recklessness, willful misconduct, or breach of this Agreement by Epirus or an Epirus Indemnitee.

12.2 Indemnification by Epirus. Epirus shall defend, indemnify, and hold harmless Ranbaxy and its Affiliates and their respective employees, directors, officers and agents, and their respective successors, heirs and assigns and representatives (the “Ranbaxy Indemnitees”) from and against all Losses and Claims, to the extent arising out of or relating to, directly or indirectly: (a) the Development or Commercialization of Products (i) outside in the Territory, including Losses and Claims based upon product liability, or (ii) within the Territory after the effective date of termination of this Agreement; (b) the Manufacture and supply of Product to Ranbaxy pursuant to this Agreement; (c) the [***] recklessness, or wrongful intentional acts or omissions of Epirus, its Affiliates and its or their respective employees, officers, independent contractors, consultants, or agents, in connection with Epirus’s performance of its obligations or exercise of its rights under this Agreement; (d) any breach by Epirus of any representation, warranty, covenant, or obligation set forth in this Agreement; and (e) any claim for infringement of any Third Party patents in the Territory; except in any such case for Losses and Claims to the extent reasonably attributable to any negligence, recklessness, willful misconduct, or breach of this Agreement by Ranbaxy or a Ranbaxy Indemnitee.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.3 Process for Indemnification. Each Party’s obligation to defend, indemnify and hold harmless the other Party under this Article 12 shall be conditioned upon the following:

(a) Each Party, if seeking indemnification under this Article 12 (the “Indemnitee”), shall give prompt written notice of the claim to the other Party (the “Indemnitor”).

(b) Each Party shall furnish promptly to the other Party, copies of all papers and official documents received in respect of any Losses and Claims. The Indemnitee shall cooperate as requested by the Indemnitor in the defense against any Losses and Claims.

(c) The Indemnitor shall have the right to assume and control the defense of the indemnification claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. If the Indemnitor does not assume the defense of the indemnification claim as described in this Section 12.3(c), the Indemnitee may defend the indemnification claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise the indemnification claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the indemnification claim in any manner which would have an adverse effect on the Indemnitee’s interests (including any rights under this Agreement or the scope or enforceability of the Licensed Patents or Confidential Information or other rights licensed to Ranbaxy by Epirus hereunder), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld, delayed, or conditioned. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 13.

(d) The Indemnitor shall not be liable for any settlement or other disposition of Losses and Claims by the Indemnitee which is reached without the written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned, or delayed.

12.4 Insurance. Each Party shall procure and maintain insurance, including commercial general liability insurance, having product/completed operations coverage adequate to cover its obligations hereunder and consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold by Ranbaxy and for a [***] period thereafter; provided that such insurance shall have coverage and limits no less than the following: (a) commercial general liability insurance with a limit of not less than [***] dollars ($[***]) per occurrence, (b) products and completed operations liability insurance with a limit of not less than [***] dollars ($[***]) per occurrence (to be maintained only immediately prior to and during use of Licensed Compound or Product in humans), and (c) worker’s compensation and employers liability insurance with statutory limits of not less than [***] dollars ($[***]) per accident. The foregoing obligation with respect to clinical activities shall apply to Ranbaxy only with respect to any Clinical Trial conducted by Ranbaxy, including any Clinical Trial conducted as part of the Additional Development Activities. Such commercial general liability insurance policy shall [***]. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 12. The insuring Party shall provide the other Party with written evidence of such insurance upon request. The insuring Party shall provide the other Party with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13. CONFIDENTIALITY

13.1 Confidentiality. For the Term and for a period of [***] thereafter, each Party shall maintain in confidence all Information of the other Party disclosed or provided to it by the other Party, including any and all Information disclosed under the Confidentiality Agreement between the Parties dated 7th November 2012 (together with all embodiments thereof, the “Confidential Information”). Confidential Information also includes Information generated hereunder, and Information regarding intellectual property and confidential or proprietary Information of Third Parties, in each case as described by one Party to the other Party. The terms and conditions of this Agreement also shall be deemed Confidential Information of both Parties. All Information that is related to the Products shall be deemed to be Confidential Information of Epirus.

13.2 Degree of Care; Permitted Use. Each Party shall take reasonable steps to maintain the confidentiality of the Confidential Information of the other Party, which steps shall be no less protective than those steps that such Party takes to protect its own Confidential Information of a similar nature, and in no event less than a reasonable degree of care. Neither Party shall use or permit the use of any Confidential Information of the other Party except for the purposes of carrying out its obligations or exercising its rights under this Agreement, and neither Party shall copy any Confidential Information of the other Party except as may be reasonably necessary or useful for such purposes. All Confidential Information of a Party, including all copies and derivations thereof, is and shall remain the sole and exclusive property of the disclosing Party and subject to the restrictions provided for herein. Neither Party shall disclose any Confidential Information of the other Party other than to those of its directors, officers, Affiliates, employees, actual or potential acquirers or investors, independent contractors, actual or potential Sublicensees, actual or potential assignees, agents, and external advisors directly involved in or concerned with the carrying out of this Agreement, on a strictly applied “need to know” basis; provided, however, that such persons and entities are subject to confidentiality and non-use obligations at least as stringent as the confidentiality and non-use obligations provided for in this Article 13. Except to the extent expressly permitted under this Agreement, the receiving Party may not use Confidential Information of the disclosing Party in applying for patents or securing other intellectual property rights without first consulting with, and obtaining the written approval of, the disclosing Party (which approval shall not be unreasonably withheld, delayed, or conditioned).

13.3 Exceptions. The obligations of confidentiality and non-use set forth in Section 13.2 shall not apply to any portion of Confidential Information that the receiving Party can demonstrate by contemporaneous written records was (a) known to the general public at the time of its disclosure to the receiving Party, or thereafter became generally known to the general public, other than as a result of actions or omissions of the receiving Party or anyone to whom the receiving Party disclosed such portion; (b) known by the receiving Party prior to the date of disclosure by the disclosing Party; (c) disclosed to the receiving Party on an unrestricted basis from a source unrelated to the disclosing Party and not under a duty of confidentiality to the disclosing Party; or (d) independently developed by the receiving Party by personnel that did not have access to or use of Confidential Information of the disclosing Party; provided that

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

subsections (b) and (d) shall not apply with respect to Information that is related to the Products and thus deemed to be Confidential Information of Epirus and that is disclosed by Epirus to Ranbaxy. Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or known to the general public or in the rightful possession of the receiving Party unless the combination itself are published or known to the general public or are in the rightful possession of the receiving Party.

13.4 Permitted Disclosures. The obligations of confidentiality and non-use set forth in Section 13.2 shall not apply to the extent that the receiving Party is required to disclose Information pursuant to (a) an order of a court of competent jurisdiction, (b) Applicable Laws, (c) regulations or rules of a securities exchange, (d) requirement of a governmental agency for purposes of obtaining approval to test or market a Product, (e) disclosure of Confidential Information to a patent office for the purposes of filing a Patent as permitted in this Agreement, or (f) the exercise by each Party of its rights granted to it under this Agreement or its retained rights; provided that, (i) in the case of (a) through (d), the receiving Party shall provide prior written notice thereof to the disclosing Party and sufficient opportunity for the disclosing Party to review and comment on such required disclosure and request confidential treatment thereof or a protective order therefor, and (ii in the case of (f), such disclosure is made under confidentiality obligations and restrictions on use comparable to those set forth in this Article 13.

13.5 Return of Confidential Information. Upon expiration or termination of this Agreement or at any time upon the disclosing party’s written request, each Party shall return or destroy, at the other Party’s instruction, all Confidential Information of the other Party in its possession, or destroy such Confidential Information, at the disclosing Party’s election and written request. The receiving Party shall provide a written confirmation of such destruction within [***] of such destruction; provided that the foregoing shall not apply to any Confidential Information that is necessary to allow such Party to perform its obligations or exercise any of its rights that expressly survive the termination or expiration of this Agreement.

13.6 Public Disclosure. The Parties agree that the initial public announcement of the execution of this Agreement shall be in the form of the press release that describes the nature and scope of this Agreement (the “Press Release”). The Press Release shall be substantially similar to that set forth in Exhibit 13.6, and the final Press Release shall be mutually agreed upon by the Parties. During the Term, all other press releases and similar public announcements relating to the Licensed Patents, Products or this Agreement shall be mutually agreed by the Parties.

13.7 Non-Use of Name. Except as otherwise required by Applicable Law, or set forth in this Agreement, each Party, its Affiliates and Sublicensees shall not use the name of other Party or any variation, adaptation, or abbreviation thereof, or of any of its officers, employees, or agents, or any trademark or logo owned by the other Party or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of the other Party. The foregoing notwithstanding, without the consent of Epirus, Ranbaxy may state that it is licensed by Epirus under one or more of the Patents and/or Patent Applications comprising the Products.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14. TERM AND TERMINATION

14.1 Term. The term of this Agreement shall commence as of the Effective Date and remain in force for ten (10) years from the First Commercial Sale of a Product (the “Initial Term”). Following the Initial Term, this Agreement shall automatically renew for a further five successive renewal periods of two (2) years each, (each period of two (2) years a “Renewal Term”), for a total period, including the Initial Term and both Renewal Terms, of twenty (20) years (collectively, the “Term”), unless sooner terminated as specifically provided in this Agreement.

14.2 Termination or License Conversion for Failure to [***]. At any time during the Term, and on a country-by-country basis, Epirus may convert the licenses granted under this Agreement to Develop and Commercialize Products from exclusive to non-exclusive upon [***] written notice to Ranbaxy if Ranbaxy does not [***] in the [***]. Further, Epirus may terminate this Agreement upon one-hundred eighty (180) days written notice to Ranbaxy, if Ranbaxy does not [***] in the [***], provided that in the [***] period under consideration, such failure is not the result of (a) a Force Majeure Event affecting performance under this Agreement or the Supply Agreement, or (b) the result of the gross negligence or willful misconduct of Epirus (c) there have been no serious adverse drug reactions arising from the use of the Product, or from the use of infliximab reported anywhere in the world that either (i) have not previously been known to occur as a result of the use of infliximab, or (ii) the frequency with which such serious adverse reactions are occurring in the period in such report is significantly higher than previously reported with the use of infliximab, and (d) any material interruption in the supply of Products, or any serious quality issue arising under the Supply Agreement that is not caused by any act or omission of Ranbaxy. Remedies available under this Section 14.2 and Sections 14.7(b) through 14.7(d) [***].

14.3 Termination for Material Breach.

(a) Generally. Subject to Section 14.3(b), if either Party believes the other is in material breach of its obligations under this Agreement, it may give notice of such breach to the other Party, which Party shall have sixty (60) days in which to remedy such breach. Such sixty (60) day period shall be extended in the case of a breach not capable of being remedied in such sixty (60) day period so long as the breaching Party uses diligent efforts to remedy such breach and is pursuing a course of action that, if successful, will effect such a remedy. If such alleged breach is not remedied in the time period set forth above, the non-breaching Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in its entirety or on a country-by-country basis at the terminating Party’s election, upon further written notice to the other Party. In the event of a dispute regarding any payments due and owing hereunder, all undisputed amounts shall be paid when due and the balance, if any, shall be paid promptly after settlement of the dispute.

(b) Specific Material Breach. Subject to Section 14.3(c), Ranbaxy may terminate this Agreement on sixty (60) days’ written notice to Epirus if (i) Regulatory Approval for the Product is not granted in India, (ii) the manufacturing facility that will supply Product under this Agreement fails to comply with the requirements of a Regulatory Authority in India, as notified to Ranbaxy or Epirus by such Regulatory Authority in writing, (iii) Ranbaxy reasonably believes that the results of the audit of the manufacturing facility for the supply of Product in India conducted by Ranbaxy (with Epirus providing reasonable assistance to facilitate

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such audit within thirty (30) days following the Effective Date) following the Effective Date will not result in such manufacturing facility meeting the requirements for Regulatory Approval of such facility by applicable Regulatory Authorities in India, or (iv) the Supply Agreement has not been executed by the Parties in accordance with Section 5.2, where such failure is the direct result of acts or omissions of Epirus or Reliance.

(c) Specific Breach Cure Period. Notwithstanding the foregoing, Ranbaxy may not terminate this Agreement under Section 14.3(b) if (A) Epirus provides Ranbaxy, within thirty (30) days of Ranbaxy providing notice of such breach, with a written plan setting forth the steps that Epirus proposes to take to cure such breach (a “Remedy Plan”), and (B) following the delivery of the Remedy Plan to Ranbaxy, Epirus uses Commercially Reasonable Efforts to cure such breach in accordance with the Remedy Plan. If Epirus complies with the steps in (A) and (B), then subject to Epirus’s obligation to continue to use Commercially Reasonable Efforts to carry out the Remedy Plan, Ranbaxy may not terminate this Agreement during the period of two (2) years following the date Epirus provides the Remedy Plan to Ranbaxy, or any earlier period that the Parties may agree in such Remedy Plan (such period the “Specific Cure Period”).

(d) Specific Damages. If Epirus has not cured a breach under Section 14.3(b) in accordance with Section 14.3(c) within the Specific Cure Period, then Ranbaxy shall have the right to terminate this Agreement immediately upon the expiration of such Specific Cure Period by written notice to Epirus. If Ranbaxy terminates this Agreement upon expiration of the Specific Cure Period, then Epirus shall pay to Ranbaxy an amount in liquidated damages for Ranbaxy’s losses arising out of such termination as follows:

(i) where the Parties have executed the Supply Agreement, and Ranbaxy has paid the full amount of the milestone associated with MAA filing in India, and such breach is under Section 14.3(b)(i) through (iii), Epirus shall pay to Ranbaxy an amount of [***] dollars ($[***]), [***], if applicable. where the Parties have not executed the Supply Agreement, Epirus shall pay to Ranbaxy an amount of [***] dollars ($[***]), [***] to any [***], if applicable; and

(ii) if Ranbaxy has paid Epirus the milestone payment due on Regulatory Approval of the Product in India, an amount of [***] dollars ($[***]) [***].

(e) No Payment on Cure; Complete Remedy. For clarity, if Epirus cures a breach under Section 14.3(b) within the Specific Cure Period, Section 14.3(d) shall not apply. The damages set forth in Section 14.3(d) represent Epirus’s sole liability to Ranbaxy for losses arising out of termination of this Agreement pursuant to Section 14.3(b).

14.4 Termination upon Insolvency. To the extent permitted under Applicable Law, either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country, administrative region, district, or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.5 Termination upon Legal Challenge on Licensed Patents. Epirus may terminate this Agreement in its entirety or on a country-by-country basis, effective upon forty-five (45) days written notice to Ranbaxy, if Ranbaxy commences legal proceedings, or assists any Third Party to commence legal proceedings, to challenge the validity or ownership of the Licensed Patents, and Ranbaxy does not cease such action within such forty-five (45) days’ notice period. Notwithstanding the foregoing, in the event that Epirus brings or assists any Third Party to bring suit against Ranbaxy for infringement of the Licensed Patents in field(s) other than the Field, Ranbaxy may challenge the validity, scope or enforceability of such Licensed Patents, and Epirus shall not have the right to terminate this Agreement under Section 14.5.

14.6 Termination of the Supply Agreement or Catalent Agreement. Either Party may terminate this Agreement upon thirty (30) days written notice to the other Party in the event that the Supply Agreement is terminated by either Party. Ranbaxy may terminate this Agreement upon thirty (30) days written notice to Epirus in the event that the Catalent Agreement is terminated with respect to the Licensed Patents or Licensed Know-How, such that Epirus is no longer able to grant to Ranbaxy the rights set forth in this Agreement, including without limitation any rights granted to Ranbaxy under Section 14.7(e) following any termination of this Agreement.

14.7 Consequences of Expiration; Termination.

(a) Upon expiration of this Agreement, the licenses granted to Ranbaxy under this Agreement shall become fully paid-up, perpetual and royalty-free.

(b) If Epirus terminates this Agreement pursuant to Sections 14.2, 14.3, 14.4, 14.5 or 14.6, then as of the effective date of such termination, all rights granted to Ranbaxy in and to the Products, including the licenses granted pursuant to Section 2.1, shall terminate and all such rights shall revert in their entirety to Epirus. Upon any such termination, Ranbaxy will (i) promptly, but in no event less than [***], after such termination, transfer to Epirus or Epirus’s designee, at Ranbaxy’s cost, all Information, including without limitation all Regulatory Materials in Ranbaxy’s Control relating to Products and created or developed by Ranbaxy during the Term of this Agreement, and which is necessary or useful for Epirus to Develop, Manufacture, Supply and Commercialize Products in the Territory following the date of such termination, and (ii) promptly, but in no event less than [***], after such termination, transfer to Epirus or Epirus’s designee, at Ranbaxy’s cost, all Regulatory Approvals for Products in the Territory, subject to Applicable Laws, and provide all necessary assistance to Epirus in naming Epirus or its designee as the holder of such Regulatory Approvals in the Territory. Effective immediately upon any such termination, Ranbaxy hereby grants to Epirus a perpetual, irrevocable, worldwide, transferable, royalty-free, non-exclusive license, with the right to grant sublicenses through multiple tiers, under all of Ranbaxy’s rights in Inventions and all intellectual property rights therein (excluding trademarks), to Develop, use, practice, sell, offer for sale, import, export and otherwise Commercialize Products both within and outside the Field.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) If this Agreement is terminated by Epirus pursuant to Sections 14.2, 14.3, 14.4, 14.5 or 14.6, then to the extent that Ranbaxy [***] and/or [***] that are [***] in relation to [***], but not including [***] (the “[***]”), then Ranbaxy may at its sole option, within [***] following such termination, and subject to Section 14.7(d), either:

(i) notify Epirus in writing that it is [***], in which case Ranbaxy and Epirus shall [***] with respect to [***] may include the [***] of the [***] which, if the Parties [***], shall be [***] in the [***] and/or [***] that is [***]. The Parties shall [***] within [***] following notice from [***], and the determination by such [***] of the [***] shall be [***] on the [***]. The Parties shall [***] of any [***] after notice of termination is given under this Section 14.7; or

(ii) subject to Section 14.7(d), notify Epirus in writing that [***], provided that if Ranbaxy is [***] where the termination of this Agreement by Epirus is under Section 14.2, Section 14.5, 14.6 or under Section 14.3 for (A) an uncured material breach by Ranbaxy of its payment obligations under Section 8, (B) a failure by Ranbaxy to comply with the terms of the United States Foreign Corrupt Practices Act, or with applicable laws in any country in the Territory relating to bribery and corruption, (C) any wilful material breach by Ranbaxy of this Agreement, or (D) the sale or offer for sale of Products outside the Territory by Ranbaxy or its Affiliates, or provision by Ranbaxy or any Affiliate to any Third Party any Product that Ranbaxy knows or should have known would be sold outside the Territory, then Ranbaxy may not [***], including without limitation [***]. For clarity, the foregoing restriction shall not apply in the event that Eprius does not [***] based on the [***] as provided in Section 14.7(c)(i).

(d) notwithstanding Section 14.7(c)(ii), Ranbaxy shall not have [***], and only Section 14.7(c)(i) shall apply, in the event that (i) this Agreement is terminated under Section 14.4 for the insolvency of Ranbaxy, or (ii) Applicable Laws in any country in the Territory do not permit Ranbaxy to substitute biosimilar infliximab compound obtained by Ranbaxy from a Third Party that is not Epirus or Reliance and continue to sell infliximab biosimilar products under such Terminated Product Marks. For clarity, Ranbaxy will [***] in the event that Eprius [***] of the [***] based on the [***] as provided in as per Section 14.7(c)(i) .

(e) In the event that this Agreement is terminated by Ranbaxy pursuant to Section 14.4, 14.3 for a material breach by Epirus of this Agreement, or under Section 14.6 because Ranbaxy has terminated the Supply Agreement as a result of a material breach by Epirus of the Supply Agreement, or for termination of the Catalent Agreement, as set forth in Section 14.6, then all rights and obligations of the Parties under this Agreement shall terminate, and, at Ranbaxy’s sole option, either (i) Ranbaxy may elect to retain the licenses granted in Section 2.1, in which case (A) Ranbaxy shall remain obligated to make milestone payments and to pay royalties [***] pursuant to Section 8.4 provided that Ranbaxy shall also have the right to bring a claim against Epirus in a competent court for damages arising from such breach, without affecting the foregoing retained licenses, (B) Epirus shall provide Ranbaxy within a period of [***] following the effective date of such termination with reasonable assistance, including [***] and that are necessary or reasonably required for Ranbaxy’s ongoing Development, manufacturing and Commercialization of Products on exclusive basis in the Territory, and upon Ranbaxy’s request, shall provide reasonable assistance to Ranbaxy to [***] by Ranbaxy, and (C) Epirus shall use commercially reasonable efforts to [***] or any [***] in relation to [***] under the [***], or (ii) if Ranbaxy elects not to retain the licenses granted in Section 2.1 and continue the Development and Commercialization of Products in the Territory,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

then Ranbaxy shall transfer to Epirus (A) all Information, including without limitation all Regulatory Materials in Ranbaxy’s Control relating to Products and created or developed by Ranbaxy during the Term [***] (unless the Parties mutually agree otherwise in writing), and which is necessary or useful for Epirus to Develop, Manufacture, Supply and Commercialize Products following the date of such termination and (B) all Regulatory Approvals for Products in the Territory, provided that Epirus shall reimburse Ranbaxy for [***] reasonable out-of-pocket expenses incurred in making such transfer, not to exceed US$ [***] per market in the territory. Further, in the case of any such termination of this Agreement under Section 14.3 or 14.4, Epirus shall make commercially reasonable efforts to help Ranbaxy [***] with respect to [***]. In the events and subject to the conditions of this Section, in the event Ranbaxy is not able to develop, manufacture, and commercialize the Product for reasons directly attributable to Epirus, Epirus agrees that, [***].

14.8 Surviving Obligations. The obligations of the Parties under Article 8 (Payment Obligations) (to the extent payments payable thereunder have accrued but remain unpaid), Article 9 (Records and Audits), Article 10 (Intellectual Property), Article 12 (Indemnification), Article 13 (for the term set forth in Section 13.1), Article 15 (Limitation of Liability and Exclusion of Damages; Disclaimer of Warranty), Article 16 (Miscellaneous), Section 14.7 (Consequences of Expiration; Termination), Section 14.8 (Surviving Obligations), and Section 14.9 (Rights in Bankruptcy) shall survive the termination or expiration of this Agreement. Termination or expiration of this Agreement shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of the Agreement. Termination by a Party shall not be an exclusive remedy and all other remedies will be available to the terminating Party, in equity and at law.

14.9 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Epirus are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 91 of the United States Bankruptcy Code or any applicable foreign equivalent thereof. The Parties agree that Ranbaxy, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code or any applicable foreign equivalent thereof. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the United States Bankruptcy Code, the Party that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

15. LIMITATION OF LIABILITY AND EXCLUSION OF DAMAGES; DISCLAIMER OF WARRANTY

15.1 EXCEPT IN THE CASE OF A BREACH OF ARTICLE 13, SECTION 11.2(a) AND (b) (WITH RESPECT TO RANBAXY), AND 11.3 (a) AND (b)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(WITH RESPECT TO EPIRUS) OR SECTION 10.2, AND WITHOUT LIMITING THE PARTIES’ OBLIGATIONS & LIABILITIES UNDER ARTICLE 12, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS, OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

15.2 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY PROVIDES ANY REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, REGARDING THE LICENSE PRODUCTS, AND EACH PARTY HEREBY DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS AND IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND FREEDOM FROM INFRINGEMENT OF THIRD PARTY RIGHTS.

15.3 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, AND TO THE FULLEST EXTENT ALLOWED UNDER APPLICABLE LAW, EXCEPT IN THE CASE OF A BREACH OF ARTICLE 13, SECTION 11.2(a) AND (b) (WITH RESPECT TO RANBAXY), AND 11.3(a) AND (b) (WITH RESPECT TO EPIRUS) OR SECTION 10.2, AND WITHOUT LIMITING THE PARTIES’ OBLIGATIONS & LIABILITIES UNDER ARTICLE 12, EACH PARTY’S AGGREGATE LIABILITY TO THE OTHER PARTY FOR CLAIMS RELATING TO THIS AGREEMENT, WHETHER FOR BREACH, NEGLIGENCE, INFRINGEMENT, IN TORT OR OTHERWISE, SHALL BE LIMITED TO [***].

16. MISCELLANEOUS

16.1 Agency. Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer, or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

16.2 Assignment.

(a) Neither Party may assign this Agreement without prior written consent from the other Party except that no such consent shall be required for either Party to assign its rights or transfer its obligations to its Affiliates or in connection with the sale or transfer of the majority of its stock or all or substantially all of its assets or business to which this Agreement relates, whether as part of a merger, sale of stock, sale of assets or otherwise. This Agreement shall be binding upon and inure to the successors and permitted assignees of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successor’s and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 16.2 shall be null and void.

(b) Any agreement that provides for an assignment of this Agreement shall be consistent with and subject to the terms and conditions of this Agreement and shall oblige the assignee to comply with all the terms of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.3 Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.4 Force Majeure. Neither Party shall be liable or responsible to the other Party for loss or damages, nor shall it have any right to terminate this Agreement for any default or delay attributable to any event beyond its reasonable control and without its fault or negligence, including acts of God, acts of government (including injunctions and clinical holds), fire, flood, earthquake, strike, lockout, labor dispute, breakdown of plant, casualty or accident, civil commotion, acts of public enemies, acts of terrorism or threat of terrorist acts, blockage or embargo and the like (a “Force Majeure Event”); provided, however, that in each such case the Party affected shall use reasonable efforts to avoid such occurrence and to remedy it promptly. The Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for [***] thereafter, and the Party receiving notice shall be similarly excused from its respective obligations which it is thereby disabled from performing; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause. Notwithstanding the foregoing, nothing in this Section 16.4 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

16.5 Notices. All communications hereunder shall be in writing, electronic mail or by confirmed fax, and shall be deemed to have been duly given (a) upon personal delivery, (b) upon deposit with a recognized courier with next-day delivery instructions, (c) [***] after sending, if sent by electronic mail and no delivery failure notification has been received; or (d) upon confirmation of transmission, if sent by confirmed fax, to the address or fax number set forth below or such other address or fax number as either Party may specify by notice sent in accordance with this Section 16.5:

If to Epirus, addressed to:	Epirus Biopharmaceuticals, Inc.
699 Boylston Street, 11th Floor,
Boston MA 02116 USA
Attn: [***]
Facsimile: [—]

With a copy to:

[***]
Latham & Watkins, LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130

If to Ranbaxy, addressed to:	Ranbaxy Laboratories Ltd
plot no 90 Sector 32, Gurgoan, Haryana
India 122001
Attn: [***]
Facsimile: [—]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.6 Amendment. No amendment, modification, or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

16.7 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

16.8 Counterparts; Electronic Delivery. This Agreement may be executed simultaneously in two or more counterparts, any of which need not contain the signature of more than one Party but both such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

16.9 Construction. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The words “including”, “includes” and “such as” are used in their non-limiting sense and have the same meaning as “including without limitation” and “including but not limited to”. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

16.10 Governing Law; Dispute Resolution.

(a) This Agreement shall be governed by and interpreted in accordance with the substantive laws of England and Wales without regard to its or any other jurisdiction’s choice of law rules that would result in the application of the laws of any jurisdiction other than England and Wales. All questions concerning the construction or effect of Patent Applications and Patents shall be decided in accordance with the laws of the country in which the particular Patent Application or Patent concerned has been filed or granted, as the case may be.

(b) All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. Judgment upon any award(s) rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

(i) The place of the arbitration shall be London, England.

(ii) The language of the arbitration shall be English.

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(iii) In addition to the ICC Rules, the Parties agree that the arbitration shall be conducted according to the IBA Rules of Evidence.

(iv) The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

(v) Nothing in this Agreement shall prevent either Party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

(vi) The arbitrator(s) may award to the prevailing Party, if any, as determined by the arbitrator(s), its costs and expenses including attorneys’ fees.

16.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Laws, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

16.12 Entire Agreement. This Agreement and the Exhibits attached hereto, constitute and contain the complete, final and exclusive understanding and agreement of the Parties, and cancel and supersede any and all prior and contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof. Neither Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

[Signature Page Follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have as of the Effective Date duly executed this Agreement.

Epirus Switzerland GmbH		Ranbaxy Laboratories Ltd

By:	/s/ Amit Munshi	By:	/s/ Sanjeev I Dani

Name:	Amit Munshi	Name:	Sanjeev I Dani

Title:	President & CEO	Title:	EVP & Head - Global Strategy

[Signature Page to Epirus-Ranbaxy License Agreement]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.1

ADDITIONAL TERRITORY

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.30

LICENSED PATENTS

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EXHIBIT 1.46

TERRITORY

“Exclusive Territory” shall mean as below

[***]

“Non-Exclusive Territory” shall mean as below

[***]

“Other territories” may subsequently be included as a Territory pursuant to Section 2.5 of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 6.2

FORECASTED QUANTITIES

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 13.6

PRESS RELEASE

FINAL DRAFT TO BE MUTUALLY AGREED BETWEEN PARTIES BEFORE PRESS RELEASE

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.